PURCHASE AND SALE AGREEMENT

                          AND JOINT ESCROW INSTRUCTIONS

                                February 3, 1998

                                 BY AND BETWEEN

                      ALEXANDRIA REAL ESTATE EQUITIES, INC.

                                      Buyer

                                       AND

                          MATRIX PHARMACEUTICALS, INC.

                                     Seller

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of February 3, 1998, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("Buyer"), and MATRIX PHARMACEUTICALS, INC., a Delaware corporation ("Seller"), for the purposes of setting forth the agreement of the parties and of instructing CHICAGO TITLE INSURANCE COMPANY ("Escrow Agent"), with respect to the transactions contemplated by this Agreement.


                                    RECITALS

         Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the "Property"): (i) the fee interest in those certain parcels of real property located in the City of San Diego, County of San Diego, State of California, as legally described on Exhibit "A-1" and Exhibit "A-2" attached hereto, together with all rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection therewith (collectively, the "Land"); (ii) all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, but excluding the improvements and fixtures designated in Exhibit "A-3" attached hereto, the "Improvements"), including, without limitation, that certain building commonly known as 4757 Nexus Center Drive (the "Building"), and all apparatus, equipment, appliances and other fixtures used in connection with the operation or occupancy of the Land and the Improvements, such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services now or hereafter located on or in the Land or the Improvements, but specifically excluding the improvements and fixtures designated in Exhibit "A-3" attached hereto; (iii) all tangible personal property, equipment and supplies now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof, including, without limitation, the personal property designated in Exhibit "B-1" attached hereto, but excluding the personal property designated in Exhibit "B-2" attached hereto (collectively, but excluding the personal property designated in said Exhibit "B-2", the "Personal Property"); and (iv) all intangible property (collectively, the "Intangible Property") now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, the Tenant Leases and the Service Contracts (each as hereinafter defined), building trademarks and trade names, transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts, but specifically excluding any intangible property exclusively related to the operation of Seller's business.


                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1.    AGREEMENT TO PURCHASE AND SELL.

         Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property, upon the terms and conditions set forth herein.

2.    PURCHASE PRICE.

         The purchase price for the Property (the "Purchase Price") shall be the sum of Eighteen Million Six Hundred Thousand Dollars ($18,600,000), payable as follows:

         2.1 Deposit. Within five (5) Business Days (as hereinafter defined) following the date (the "Execution Date") which is the later of the dates set forth next to Buyer's and Seller's signatures to this Agreement, Buyer shall deposit into Escrow (as hereinafter defined) the sum of Five Hundred Fifty Thousand Dollars ($550,000) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Deposit") by wire transfer, or by certified or bank check, payable to the order of Escrow Agent.

         Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in Section 6 below) and credited against the Purchase

Price. In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any condition except for a default of Buyer under this Agreement caused solely by Buyer, the Deposit shall be returned to Buyer.

         2.2 Balance. On the Closing Date (as defined in Section 6 below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Section 2.1 above, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

         2.3 Allocation of Purchase Price. Subject to the prorations and adjustments hereinafter provided, the Purchase Price shall be allocated among the Land parcels, the Improvements, the Personal Property and the other Property as Buyer and Seller shall mutually determine in good faith using, to the extent required, the method set forth in section 1060 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder for purposes of filing Form 8594 with the Internal Revenue Service; provided, however, that the parties agree that$16,000,000 shall be allocated to the Land parcel described on Exhibit A-1 attached hereto and the other portions of the Property located thereon or associated therewith, and $2,600,000 shall be allocated to the Land parcel described on Exhibit A-2 attached hereto and the other portions of the Property located thereon or associated therewith. Notwithstanding such allocation of the Purchase Price, the sale of the Property shall be on an all or nothing basis, the sale of each item of Property to be conditioned upon the simultaneous sale of all other items of Property on a concurrent basis, and Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Property as an entirety in accordance with the provisions of this Agreement. Both Buyer and Seller agree that in all public filings and reports, including, without limitation, any documentary or other transfer tax declarations and any federal, state, or local income, sales, or use tax returns or declarations, the various items of Property shall be valued as determined by Buyer.

3.    OPENING OF ESCROW.

         Promptly following the Execution Date, Buyer and Seller shall cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement (the "Opening of Escrow"). This Agreement shall constitute escrow instructions to the Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions, if any (as may be modified by Buyer, Seller and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

4.    ACTIONS PENDING CLOSING.

         4.1 Due Diligence Period.

                  4.1.1 Due Diligence.

                           4.1.1.1 Property Documents.  Within five (5) Business
Days after the Execution Date, Seller shall deliver or make available to Buyer copies of all contracts, documents, leases, reports, books, records and other materials relating to the Property, including, without limitation, as-built plans and specifications, operating statements, income and expense records, rent rolls, engineering tests, soil tests, a Phase One environmental/asbestos audit of the Property, a Phase Two environmental audit of the Property, service contracts, structural and mechanical reports, maps, plans, agreements, governmental permits and approvals, appraisals, title policies, surveys, construction warranties, and land studies (collectively, the "Property Documents") to the extent in Seller's possession or control or in the possession of its agents, auditors or independent contractors, all at Seller's sole cost and expense.

                           4.1.1.2 Diligence Tests. At all reasonable times from
the Execution Date until the Closing or earlier termination of this Agreement, Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to (i) enter onto the Property during normal business hours and upon reasonable advance notice to Seller, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable; (ii) upon reasonable notice to Seller, cause an environmental assessment of the Property to be performed; and (iii) review all Property Documents and Seller Documents and examine and copy any and all books and records maintained by Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property).

                           4.1.1.3  Tenants.  Within  ten (10)  days  after  the
Execution Date, Seller shall arrange for an introduction of Buyer to any tenant of the Property and shall otherwise assist and cooperate with Buyer in providing Buyer access to such tenants, subject to Seller's rights under any leases with such tenants. Buyer and its agents, assigns and employees shall observe and comply with all reasonable requests on the part of tenants at the Property regarding entry into tenant facilities for purpose of inspection. Buyer may conduct such inquiries and investigations of any and all tenants (or prospective tenants) as Buyer, in its sole discretion, deems advisable or necessary.

                           4.1.1.4  Insurance.  Buyer agrees that during the Due
Diligence Period (as hereinafter defined) it shall carry, or cause its agent to carry, workers' compensation and general liability insurance in the amount of $1,000,000 per occurrence, which insurance shall name Seller as an additional insured, and shall otherwise be issued by carriers and be in form reasonably satisfactory to Seller. Buyer shall provide Seller with proof of such insurance prior to commencing Buyer's physical inspections of the Property.

                           4.1.1.5   Indemnity  and  Repair.   Buyer  agrees  to
indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller from any losses resulting from any final judgment by a court of competent jurisdiction arising from any actual damage to the Property or any injury to persons caused by any act of Buyer as a result of the inspections, investigations or tests performed by Buyer, its agents or representatives or any entry by Buyer or its agents or representatives onto the Property pursuant to this Section 4.1.1, which indemnity shall survive the termination of this Agreement or the Closing and delivery of the Deed (as hereinafter defined) for a period of ninety (90) days; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or (y) the discovery of any pre-existing condition of the Property. In addition, if this Agreement is terminated, Buyer shall repair any material damage to the Property caused by its entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any Material of Environmental Concern (as hereinafter defined) or any hazardous defect that existed at the Property prior to Buyer's entry thereon.

                  4.1.2 Termination Right. Buyer shall have the right at any time during the period (the "Due Diligence Period") beginning upon the Execution Date and ending on the date which is thirty (30) calendar days following the Execution Date (the "Due Diligence Termination Date") to terminate this Agreement if, during the course of Buyer's due diligence investigations of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer. Buyer may exercise such termination right by delivering written notice of termination to Seller and Escrow Agent on or before the Due Diligence Termination Date. Upon such termination, (i) Escrow Agent shall return the Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Escrow Agent and Title Company (as hereinafter defined), and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Upon the written request of Seller following such termination, Buyer shall return to Seller all of the Property Documents provided to Buyer and, provided that no dispute between Buyer and Seller then exists, deliver to Seller copies of all non-confidential, non-privileged reports prepared by third parties for Buyer in connection with its investigations of the Property. If Buyer does not exercise such termination in writing prior to the Due Diligence Termination Date, then Buyer's right to terminate this Agreement pursuant to this Section 4.1.2 shall automatically lapse.

         4.2 Title.

                  4.2.1 Deliveries. Buyer has obtained an ALTA extended coverage preliminary title report (the "PTR") issued by Chicago Title Insurance Company (in such capacity, "Title Company"), together with legible copies of all documents referenced as exceptions therein. Not later than twenty (20) days after the Execution Date, Seller shall deliver or cause to be delivered to Buyer
(a) a current or currently updated As-Built American Land Title Association survey of the Property (the "Survey"), in form reasonably satisfactory to Buyer and Title Company, prepared by a surveyor reasonably acceptable to Buyer and licensed in the State of California and certified (using a surveyor's certificate in substantially the same form as the certificate attached hereto as Exhibit "C") to Buyer, Title Company, and such other persons or entities as Buyer may, in its discretion, request, which Survey shall show any and all matters which Buyer may reasonably require, including, without limitation, all Improvements, all easements, all roads, all utilities, the number of parking spaces, access to and from the Land, and drainage ditches, set-back lines, protrusions, encroachments, and encumbrances affecting the same; and (b) a UCC Search with regard to the Personal Property (the "UCC Search").

                  4.2.2 Buyer's Review of Title. Buyer shall have until the Due Diligence Termination Date to notify Seller in writing of any objection which Buyer may have to any exception reported in the PTR or matter shown on the Survey or the UCC Search (or any updates thereof; provided, however, that if any such updates are received by Buyer, Buyer shall have an additional five (5) Business Days, regardless of the Due Diligence Termination Date, following Buyer's receipt of such update and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update). Exceptions reported in the PTR and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions." As a condition to Closing, Seller shall take all action necessary to remove from title to the Property any exceptions and matters so objected to by Buyer, or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer. If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any exceptions or matters objected to by Buyer and Buyer is unwilling to take title subject thereto, then, in addition to any and all other rights and remedies which Buyer may have hereunder, Buyer may terminate this Agreement (in which case Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall thereafter have any rights or obligations to the other hereunder); provided, however, that if such objected to exceptions or matters are not removed by the Closing Date, Buyer may elect, upon written notice on or prior to such date, to (a) extend the Closing Date to allow Seller a reasonable period of time to remove such objected to exceptions or matters or (b) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed Permitted Exceptions. Seller shall in any event be required to discharge and remove any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of real estate taxes and assessments not delinquent as of the Closing) and, even though Buyer does not expressly disapprove such liens, such liens and encumbrances shall not be Permitted Exceptions.

                  4.2.3 Condition of Title at Closing. Upon the Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title to the Land and the Improvements thereon by a duly executed and acknowledged grant deed in the form of Exhibit "D" attached hereto (the "Deed"), subject only to the Permitted Exceptions. Prior to Closing, Seller shall not take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Land, or cause the creation of any exception or encumbrance against or respecting the Land without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion. Nothing in this
Section 4.2.3 shall preclude Buyer from disapproving title matters in accordance with the provisions of Section 4.2.2 above.

                  4.2.4 Within ten (10) days of the Execution Date, Seller shall deliver to Buyer property questionnaires in the form attached hereto as Exhibit "E" (the "Property Questionnaires")completed to the reasonable satisfaction of Buyer.

5.    CONDITIONS PRECEDENT TO CLOSING.

         5.1 Buyer's Conditions. The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) ("Buyer's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer (provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy it may have with respect to any breach hereunder by Seller):

                  5.1.1 Title. Title Company shall be prepared and irrevocably committed to issue to Buyer an American Land Title Association extended coverage owner's policy of title insurance in favor of Buyer in an amount not less than the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements reasonably requested by Buyer, subject only to the Permitted Exceptions (collectively, the "Owner's Title Policy").

                  5.1.2 Seller's Due Performance. All of the representations and warranties of Seller set forth herein shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement. On the Closing Date, Seller shall deliver a certificate, in the form of Exhibit "F" attached hereto (the "Seller's Certificate"), to Buyer certifying that (i) all of the representations, covenants and warranties of Seller made in or pursuant to this Agreement are true, accurate, correct and complete as of the Closing, (ii) all conditions to the Closing that Seller was to satisfy or perform have been satisfied and performed, and (iii) all conditions to the Closing that Buyer was to perform have been satisfied and performed.

                  5.1.3 Physical Condition of Property. Subject to the provisions of Section 10 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

                  5.1.4 Bankruptcy. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

                  5.1.5 Tenant Leases. At the Closing, Seller shall assign all of Seller's rights and remedies under the Tenant Leases which Buyer has elected in writing prior to the Closing to assume (collectively, the "Assumed Leases"), including, without limitation, the right to any security deposits and prepaid rent under the Assumed Leases, to Buyer pursuant to an assignment and assumption of leases and security deposits (the "Assignment of Leases") in the form of Exhibit "G" attached hereto, and Seller shall retain, pursuant to the Lease (as hereinafter defined), all of the rights and obligations of the lessor under all Tenant Leases other than the Assumed Leases (such Tenant Leases being referred to herein as the "Retained Leases"); provided, however, that the parties agree that that certain Industrial Multi-Tenant Lease between Seller, as "Landlord," and Advanced Tissue Sciences, Inc., as "Tenant," dated July 15, 1996, and that certain Building Lease Agreement, dated August 9, 1996, between Seller, as "Lessor," and Cox California PCS, Inc., as "Lessee," for rooftop communication facilities, shall remain and constitute Retained Leases and Buyer shall have no right to elect to assume the same.

                  5.1.6 Bill of Sale. At the Closing, Seller shall deliver to Buyer a bill of sale and assignment (the "Bill of Sale and Assignment"), by which Seller shall transfer to Buyer all the Personal Property and the Intangible Property, including, without limitation, the Property Documents, but excluding the Tenant Leases and any

Service Contracts which Buyer has elected in writing prior to the Closing not to assume, in each case free of all liens and encumbrances, in the form of Exhibit "H" attached hereto.

                  5.1.7 Estoppel Certificates. Seller shall use commercially reasonable efforts to deliver to Buyer, within fifteen (15) Business Days after the Execution Date, estoppel certificates, each substantially in the form of Exhibit "I" attached hereto, executed by each tenant under the Tenant Leases (collectively, the "Estoppel Certificates"), and as a condition to Closing, Seller shall deliver Estoppel Certificates from each tenant on or before the Due Diligence Termination Date. Within the Due Diligence Period (or within five (5) days after delivery with respect to each Estoppel Certificate which is delivered after the expiration of the Due Diligence Period), Buyer shall review and approve or disapprove the Estoppel Certificates, in their sole discretion. In addition, not more than five (5) days prior to the Closing Date, Seller shall deliver to Buyer an update for each of the Estoppel Certificates executed by each tenant under the Tenant Leases (collectively, the "Estoppel Updates"), which Estoppel Updates shall reflect that there have been no material adverse changes since the date of the Estoppel Certificate and that any of Buyer's objections to the Estoppel Certificates have been corrected or cured to Buyer's satisfaction. Buyer shall review and approve or disapprove the Estoppel Updates, in its sole discretion, prior to the Closing Date.

                  5.1.8 Nonforeign Affidavits. At the Closing, Seller shall deliver to Buyer (i) the Nonforeign Affidavit (the "Nonforeign Affidavit") in the form of Exhibit "J-1" attached hereto, and (ii) the California Form 590 (the "Form 590") attached hereto as Exhibit "J-2", each executed by Seller.

                  5.1.9 Property Questionnaires. Buyer shall have received Property Questionnaires for the Property, completed to the reasonable satisfaction of Buyer, and no such Property Questionnaire shall indicate any fact or circumstance that Buyer reasonably believes (based on advice of counsel) would be likely to result in Buyer losing its status as a real estate investment trust, as defined in Section 856 of the Internal Revenue Code (as amended), if the transactions contemplated hereby are consummated.

                  5.1.10 New Lease. At the Closing, Seller shall execute and deliver to Buyer a Lease (the "Lease"), in the form of Exhibit "K" to be attached hereto, covering the entire Property, which Lease shall include the terms set forth in Exhibit "K-1" attached hereto. Notwithstanding anything to the contrary set forth herein, in the event that Seller and Buyer have not agreed upon the form of Exhibit "K" before the Due Diligence Termination Date, unless Buyer and Seller otherwise agree in writing, this Agreement shall thereupon terminate and be of no further force or effect, Escrow Agent shall return the Deposit to Buyer, Buyer shall pay the charges of Title Company and Escrow Agent, and neither party shall have any further obligation hereunder except for those obligations which by their terms survive the termination hereof.

                  5.1.11 Loan Agreement. At the Closing, Seller shall execute and deliver to Buyer a Promissory Note, a Loan and Security Agreement and such other instruments and agreements (including, without limitation, UCC-1's) as Buyer may reasonably require (collectively, the "Loan Documents"), all in form and substance satisfactory to Buyer in its discretion, in connection with the contemplated loan from Buyer to Seller (the "Loan"), the principal terms of which are set forth on Exhibit "L" attached hereto. Notwithstanding anything to the contrary set forth herein, in the event that Seller and Buyer have not agreed upon the form of the Loan Documents before the Due Diligence Termination Date, unless Buyer and Seller otherwise agree in writing, this Agreement shall thereupon terminate and be of no further force or effect, Escrow Agent shall return the Deposit to Buyer, Buyer shall pay the charges of Title Company and Escrow Agent, and neither party shall have any further obligation hereunder except for those obligations which by their terms survive the termination hereof.

                  5.1.12 Cooperation. Seller shall promptly deliver to Buyer copies of such 10-K's, 10-Q's, 8-K's, proxy statements, annual reports, contracts, documents and other materials as may be reasonably requested by Buyer pertaining to the financial condition of Seller, including the latest monthly and year-to-date financial statement, and a copy of Seller's Business Plan.

                  5.1.13 No Moratoria. No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property.

                  5.1.14 Parking License. At the Closing, Seller and Buyer shall execute and deliver a Parking License Agreement (the "Parking License") in form and substance mutually acceptable to Buyer and Seller, granting the lessee pursuant to the Lease a right to use such parking spaces located on the portion of the Land described in Exhibit "A-2" attached hereto which, when combined with the number of spaces available pursuant to the Lease entitles such lessee to use not less than 201 parking spaces.

         5.2 Failure of Buyer's Conditions. Subject and without limitation to Buyer's rights hereunder, including, without limitation, Section 11.2 hereof, if any of the Buyer's Conditions have not been fulfilled within the applicable time periods, Buyer may:

                  5.2.1 Waive and Close. Waive the Buyer's Condition and close Escrow in accordance with this Agreement, with or without adjustment or abatement of the Purchase Price; or

                  5.2.2 Close. Close escrow without waiving or curing the failure of the Buyer's Condition but without waiving any other rights which Buyer may have against Seller, which rights are expressly reserved hereby; or

                  5.2.3 Terminate. Terminate this Agreement by written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay the cancellation charges of Title Company and Escrow Agent, and Buyer shall be entitled to pursue any other rights and remedies which it may have against Seller in connection herewith.

         5.3 Seller's Conditions. The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing) ("Seller's Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller (provided, however, that any such waiver shall not affect Seller's ability to pursue any remedy it may have with respect to any breach hereunder by Buyer):

                  5.3.1 Buyer's Due Performance. All of the representations and warranties of Buyer set forth in Section 8 hereof shall be true and correct as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement; and

                  5.3.2 Loan. At the Closing, Buyer shall deposit with Escrow Agent the proceeds of the Loan, and shall instruct Escrow Agent to disburse such proceeds to Seller as Seller may direct immediately following the Closing.

                  5.3.3 Bankruptcy. No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

         5.4 Failure of Seller's  Conditions.  Subject to Seller's  rights under
Section 11.1 hereof in the event of a default by Buyer which results in the failure of a Seller's Condition, in the event of the failure of a Seller's Condition, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Title Company and Escrow Agent, and neither party shall thereafter have any rights or obligations to the other hereunder.

6.    CLOSING.

         6.1 Closing Date. Subject to the provisions of this Agreement, the Closing shall take place on the fifth (5th) day after the Due Diligence Termination Date, or on such other date as the parties hereto may agree. As used herein, the "Closing" shall mean the recordation of the Deed in the Official
Records of the County of San Diego, State of California (the "Official Records"), and the "Closing Date" shall mean the date upon which the Closing actually occurs.

         6.2 Deliveries by Seller. Not less than two (2) Business Days prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

                  6.2.1 Deed. The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

                  6.2.2   Nonforeign   Affidavit.   Two  (2)  originals  of  the
Nonforeign Affidavit, each executed by Seller;

                  6.2.3 Form 590. Two (2) duplicate originals of the Form 590, each executed by Seller;

                  6.2.4 Lease and Parking License. Four (4) originals of (i) the Lease, (ii) a Memorandum of Lease in recordable form, and (iii) the Parking License, each executed by Seller;

                  6.2.5 Assignment of Leases. Four (4) original counterparts of the Assignment of Leases, each executed by Seller;

                  6.2.6 Loan Documents. Four (4) original counterparts of each of the Loan Documents, each executed by Seller;

                  6.2.7  Bill  of  Sale  and   Assignment.   Four  (4)  original
counterparts of the Bill of Sale and Assignment, each executed by Seller;

                  6.2.8  Seller's   Certificate.   Four  (4)  original  Seller's
Certificates, each executed by Seller;

                  6.2.9 Tenant Leases. An original (or certified copy if an original is not available), fully executed counterpart of each of the Assumed Leases and any amendments, modifications, supplements and restatements thereto, and a certified copy of each of the Retained Leases and any amendments, modifications, supplements and restatements thereto;

                  6.2.10 Proof of Authority. Such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

                  6.2.11 Other. Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

         6.3 Deliveries by Buyer. On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following: (i) the balance of the Purchase Price pursuant to Section 2 hereof and Buyer's share of prorations and "Closing Costs" (as hereinafter defined), as provided in Sections 6.5 and 6.6, respectively; (ii) four (4) original executed counterparts of the Assignment of Leases; (iii) four (4) original executed counterparts of the Lease, the Memorandum of Lease, the Parking License and the Loan Documents to which Buyer is a party; (iv) such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Seller; and (v) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

         6.4 Actions by Escrow Agent. Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is irrevocably and unconditionally committed to issue the Owner's Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

                  6.4.1 Recording and Filing. Following Title Company's acknowledgment that it is prepared and irrevocably committed to issue the Owner's Title Policy to Buyer, first cause the Deed, and thereafter the Memorandum of Lease and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records, and file such other documents or instruments with the appropriate filing offices as the parties may mutually direct, and obtain conformed copies thereof for distribution to Buyer and Seller.

                  6.4.2 Lease and Promissory  Note.  Date as of the Closing Date
(i) each counterpart of the Lease, and (ii) the original Promissory Note with respect to the Loan, and deliver one fully-executed and dated counterpart of the Lease and the original executed and dated Promissory Note to Buyer.

                  6.4.3 Funds. Upon receipt of confirmation of the recordation of the Deed and such other documents as were recorded or filed pursuant to
Section 6.4.1 above, disburse all funds deposited with it by Buyer as follows:

                  (a) Pursuant to the "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                  (b) Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in this Section 6. Seller's portion (as provided in Section 6.6 below) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above;

                  (c) Disburse to Seller an amount equal to the proceeds of the Loan, less any costs to file or record any of the Loan Documents, which shall be paid by Seller;

                  (d) Disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to (a), (b) and (c) above have been completed.

                  6.4.4 Owner's Title Policy. Cause Title Company to issue the Owner's Title Policy to Buyer.

                  6.4.5 Delivery of Documents. Deliver to Buyer and Seller each one original of all documents, other than the Deed and the Promissory Note with respect to the Loan, deposited into Escrow.

         6.5 Prorations. Rentals, revenues, and other income, if any, from the Property (other than income in connection with the Retained Leases), taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Buyer and Seller as of the Closing Date. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income (other than income in connec-tion with the Retained Leases) and responsible for the expenses, after 12:01 a.m. on the Closing Date. Delinquent rentals in connection with the Assumed Leases as of the Closing Date shall not be prorated, but when paid shall be the sole property of Buyer and Seller hereby irrevocably assigns, as of the Closing Date, its entire right, title and interest in and to such delinquent rentals (including the right to collect to same) to Buyer. On the Closing Date, Buyer shall be fully credited for (i) security deposits which were paid by tenants to Seller under or in connection with the Assumed Leases, (ii) reimbursement expenses and other sums owed by Seller to tenants for work or disputes which occurred prior to the Closing Date or for work to be performed or allowances to be granted to any tenants upon or after the Closing Date pursuant to any Assumed Leases in existence as of the Closing Date, (iii) any commissions or brokerage fees payable upon or after the Closing Date in connection with any Assumed Leases in existence as of the Closing Date, and (iv) rentals already received by Seller in connection with the Assumed Leases attributable to periods after the Closing Date. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing. The provisions of this
Section 6.5 shall survive the Closing for a period of one (1) year.

         Ten (10) days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an income and expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 6.5 and (ii) the Closing Costs allocable to each of the parties pursuant to Section 6.6 hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

         6.6 Closing Costs. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "Closing Costs"), which shall be allocated between the parties as follows:

                  (i) Seller shall pay all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, one-half (1/2) of Escrow Agent's escrow fees and costs, and all premiums, costs and fees related to the delivery of the Owner's Title Policy (other than the cost of any endorsements requested by Buyer), the cost of the Survey (if not already paid), all brokerage commissions payable to John Burnham & Company in connection herewith and with the Lease, all recording fees related to the transfer of ownership of the Property, and all recording or filling fees in connection with the Loan.

                  (ii) Buyer shall pay one-half (1/2) of Escrow Agent's escrow fees and costs, the cost of any endorsements to the Owner's Title Policy requested by Buyer, and all recording fees related to the financing of Buyer's acquisition of the Property.

         6.7 Deliveries Outside of Escrow. Seller shall deliver possession of the Property, subject to the Tenant Leases, to Buyer upon the Closing. Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing, the following items:

                  6.7.1 Approvals. Originals of the "Approvals" (as hereinafter defined);

                  6.7.2 Intangible Property. The Intangible Property, including, without limitation, the original Property Documents and the original Assumed Leases; and

                  6.7.3 Personal Property. The Personal Property, including, without limitation, all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

7.    SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

         7.1 Title.

                  7.1.1 Ownership. Seller is the legal and equitable owner of the Property, with full right to convey the same. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

                  7.1.2 Encumbrances. To Seller's Knowledge (as hereinafter defined), the Property is free and clear of all liens, encumbrances, claims, rights, de-mands, rights of way, easements, leases (other than the Tenant Leases), agreements, covenants, conditions, and restrictions of any kind, except for (A) the Permitted Exceptions, and (B) the Tenant Leases.

                  7.1.3 Encroachments. Except as shown on the Survey, there are no encroachments on the Property from adjoining property, and the Property does not encroach on adjoining property, easements, or streets.

                  7.1.4 Streets. To Seller's Knowledge, there are no existing, proposed, or contemplated plans to widen, modify, or realign any street or highway which affects the size of, use of, or set-backs on the Property.

         7.2 Property Documents. The Property Documents required to be delivered by Seller pursuant to the terms hereof constitute all of the material documents relating to the Property and each such Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document in Seller's possession or control. There are no commitments or agreements affecting the Property which have not been disclosed by Seller to Buyer in writing.

         7.3 Leases.

                  7.3.1 The schedule attached hereto as Exhibit "M" (the "Schedule of Leases") is a true, correct and complete statement of all (i) the leases, tenancies and occupancies, including any extensions, modifications, amendments or guarantees thereof in effect at the Property (the "Tenant Leases"), (ii) the tenants at the Property, (iii) the dates of the Tenant Leases (including the commencement and expiration dates thereof), (iv) the annual base rents payable, the base year for escalations, the currently escalated rents and contributions to common area maintenance, operating expenses and insurance under the Tenant Leases, (v) the security deposits held by or deposited with Seller under the Tenant Leases, (vi) any and all options to extend, renew or cancel any Tenant Leases or to expand or decrease the space covered by any Tenant Lease (including any rights of first refusal), and (vii) any and all concessions, allowances, credits, rebates, offsets or other cases for relief or adjustment, including, without limitation, any unpaid reimbursements for tenant improvements and any "free" or "reduced" rent.

                  7.3.2 There are no security deposits or arrearages in rent or additional rent under any of the Tenant Leases except as set forth on the Schedule of Leases. No rent has been prepaid under any Tenant Lease except as set forth on the Schedule of Leases.

                  7.3.3 All of the services required to be supplied to each tenant and maintained in connection with the Property are presently being supplied and maintained and will continue to be supplied and maintained up to and as of the Closing Date.

                  7.3.4 Seller has received no notices of any failure of Seller to supply any services which Seller is required to furnish pursuant to any Tenant Lease.

                  7.3.5 Seller has received no notices of any items of work, repair, maintenance or construction to be completed by Seller pursuant to any Tenant Lease for the benefit of any tenant and Seller has no knowledge of any such work to be done.

                  7.3.6 As of the Closing Date, no tenant shall be entitled to any additional work during the term of its Tenant Lease, except as set forth on the Schedule of Leases.

                  7.3.7 Except as set forth on the Schedule of Leases, Seller has received no notice from any tenant (i) to cancel any Tenant Lease, (ii) that such tenant is or may become unable or unwilling to perform any or all of its obligations under its Tenant Lease, whether for financial or other reasons, or that an action or proceeding, voluntary or involuntary, is pending or threatened against such tenant under any section or sections of any bankruptcy or insolvency law, or (iii) that such tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to its Tenant Lease.

                  7.3.8 The Tenant Leases are in full force and effect and Seller has received no notice of any default by the landlord thereunder and has no knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on the Schedule of Leases.

                  7.3.9 As of the Closing Date, there will be no brokerage or other leasing commissions payable in connection with any of the tenants or the Tenant Leases or any new leases or amendments of existing Tenant Leases.

                  7.3.10 All of the Tenant Leases are assignable to Buyer in connection with its purchase of the Property without the necessity for any approval, consent or additional payment.

         7.4 Condition of Property. To Seller's Knowledge, the Property is in good condition and repair and free from any defects, including, without limitation, environmental, erosion, drainage or soil problems, physical, structural, mechanical, construction or electrical defects, defects in the parking lot pavement, or defects in utility systems. There is no material fact which has not been disclosed to Buyer in writing which has or could reasonably be expected to have a material adverse effect upon the Property, or the use or value thereof.

         7.5 Special Assessments or Condemnation. To Seller's Knowledge, there are not presently pending (i) any special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against the Property or any part. Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

         7.6 Utilities. To Seller's Knowledge, all water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required by law or for the normal operation of the Property are (or will be prior to Closing) installed to the property lines of the Property, have been (or will be prior to Closing) connected to the Improvements pursuant to valid permits, are (or will be prior to Closing) in good working order, and are (or will be prior to Closing) adequate to service the Property.

         7.7 Permits. Seller has obtained all appropriate licenses, permits, easements, and rights of way, including proofs of dedication, which are required to use and operate the Property.

         7.8 Service Contracts. There are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, except as set forth on the schedule attached hereto as Exhibit "N" (the "Service Contracts").

         7.9 Employees. Attached hereto as Exhibit "O" is a schedule of employees who are employed by Seller or the manager of the Property in the operation, management or maintenance of the Property and the wages and benefits that are paid to such employees, all of which are true and correct as of the date hereof; there are no contracts covering such employees other than as set forth on such schedule and the employment of each may be terminated without cost at the option of Seller or the then owner of the Property upon not more than thirty (30) days prior written notice.

         7.10 Defaults. Seller is not in default of Seller's obligations or liabilities pertaining to the Property or the Property Documents; nor, to Seller's Knowledge, are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute a default. Seller has not received notice or information that any party to any of the Property Documents considers a breach or default to have occurred; nor has Seller any reason to believe that there is likely to be a default under any of the documents.

         7.11 Consents and Releases. Seller has obtained all required consents, releases, and permissions to convey good, marketable and indefeasible title to Buyer.

         7.12 Authority. This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller's rights to the Property; and (iv) do not violate the formation documents of Seller. Seller further represents that it is a corporation, duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in California.

         7.13 Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Seller.

         7.14 Certificates of Occupancy. Seller has (or will have prior to Closing) all necessary, valid, final and unconditional certificates of occupancy, or the equivalent permitting required by the applicable licensing agency, for the current use and occupancy of the Property.

         7.15 Foreign Investment In Real Property Tax Act. Seller is not a foreign person within the meaning of 42 USCS ss. 1445(f)(3).

         7.16 Existing Approvals. The documents set forth on Exhibit "P" attached hereto (collectively, the "Approvals") are in full force and effect and, to Seller's Knowledge, constitute all necessary or appropriate certifications, approvals, consents, authorizations, licenses, and permits required by any governmental authority in connection with the ownership, development, use and maintenance of the Property (other than those related to the manufacturing operations of Seller's business conducted therein). To Seller's Knowledge, all of the Approvals are transferable to Buyer without the necessity of any approval or consent or additional payment and no such transfer will affect the validity thereof.

         7.17 Insurance. There are currently in effect such casualty and general liability insurance policies as are customarily maintained with respect to similar properties. All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the date hereof through the Closing Date or earlier termination of this Agreement. Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Seller has received no notice from any insurance company concerning, nor is Seller aware of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

         7.18 Litigation. There are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Seller's Knowledge, threatened, against or affecting all or any portion of the Property and to Seller's Knowledge, there is no basis for any such action. There are no actions, suits or proceedings pending, contemplated or threatened by Seller in connection with all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, Seller shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Buyer. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's best knowledge, threatened, against Seller. In the event any proceeding of the character described in this Section 7.18 is initiated prior to the Closing, Seller shall promptly advise Buyer in writing.

         7.19 Compliance with Laws. To Seller's Knowledge, the Property is in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "Laws"), including, without limitation, all Laws with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control. Seller has received no notice of, and has no knowledge of, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.

         7.20 Toxic or Hazardous Materials.

                  7.20.1 Definitions.

                  (a) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any "Material of Environmental Concern" (as hereinafter defined) in, at, on, under or about any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of any "Environmental Law" (as defined below).

                  (b) "Environmental Laws" means all federal, state and local laws and regulations relating to pollution or protection of human health or the environment

(including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  (c) "Material of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

                  7.20.2 Representations and Warranties. Seller represents and warrants to and agrees with Buyer that, as of the date hereof, and as of the Closing Date: (i) each of the Property and Seller is in full compliance with all applicable Environmental Laws relating to the Property, which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorities required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or other third party, that alleges that Seller is not in such full compliance and there are no circumstances that may prevent or interfere with such full compliance in the future; (iii) Seller has received no written or oral notice or other communication that any Environmental Claim is pending or threatened with regard to the Property; (iv) there are no present or, to Seller's Knowledge, past actions, activities, circumstances, conditions, events or incidents relating to the Property, including, without limitation, the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking, or other presence or release of any
Material of Environmental Concern, that could form the basis of any Environmental Claim against Seller or against any person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law; and (v) without in any way limiting the generality of the foregoing, (a) Seller has not stored, disposed or arranged for the disposal of Materials of Environmental Concern on the Property, (b) there are no underground storage tanks located on the Property, (c) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on the Property, and (d) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

                  7.20.3 Indemnification. Seller agrees to indemnify, reimburse, defend, and hold Buyer harmless from, for and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, charges, disbursements and expenses, and reasonable consultants' fees, charges, disbursements and expenses, asserted against, resulting to, imposed on, or incurred by Buyer, directly or indirectly, in connection with (i) the breach of any representation or warranty set forth in
Section 7.20.2 of this Agreement or (ii) any event or condition, whether known or unknown to Seller or disclosed in any report provided to Buyer, which results, directly or indirectly, in an Environmental Claim, to the extent such event or condition occurred, existed, or arose out of conditions that occurred or existed, or were caused, in whole or in part, on or before the Closing.

         7.21 No Restriction on Access. Seller has no knowledge of any pending or threatened restriction or denial, governmental or otherwise, which would prohibit or adversely affect the right of access to or from the Property from or to the existing highways and roads (all of such existing highways and roads being duly opened and dedicated to the municipality having jurisdiction thereof).

         7.22 Storm Drainage. To Seller's Knowledge, all storm water flowing from the Property drains either into a public system or onto a permitted location and through easements for the benefit of the Property.

         7.23 Soils. Seller has no knowledge of any soil conditions adversely affecting the Property or any part thereof or Buyer's intended use and development thereof.

         7.24 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

         7.25 Survival. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto and shall survive the delivery of the Deed and other Closing instruments and documents for a period of 12 months. As used in this Agreement, the phrase "to Seller's Knowledge" and words of similar import shall mean the best knowledge of Seller's Chief Executive Officer, Seller's President and Seller's Vice President of Operations, after reasonable inquiry and investigation of the files and materials readily available to such persons. Seller represents and warrants that the foregoing persons are those persons affiliated with Seller possessing the greatest experience and familiarity with the Property, and that no other person presently or previously affiliated with Seller possesses any equal or greater familiarity and experience with the Property.

         7.26 As-Is. Except as expressly set forth herein, including, without limitation elsewhere in this Article 7, and except for those warranties implied by law in the Deed, Seller shall convey the Property to Buyer in its present "AS-IS" condition, without any warranties, expressed or implied.

8.       BUYER'S REPRESENTATIONS AND WARRANTIES.

         Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

         8.1 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

         8.2 Due Organization; Consents. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Maryland with its principal place of business in the State of California. All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

         8.3 Buyer's Authority; Validity of Agreements. Buyer has full right, power and authority to purchase the Property from Seller as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof. This Agreement is and all other documents and instruments to be executed and delivered by Buyer in connection with this Agreement shall be duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer.

         8.4 Bankruptcy. No filing or petition under the United States Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors has been filed with regard to Buyer.

9.       ADDITIONAL COVENANTS OF SELLER.

         In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the Closing Date:

         9.1 Title. Seller shall not directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, including, without limitation, any new Tenant Leases (or renewals, modifications or extensions of any Tenant Leases) or Service Contracts, without the prior written consent of Buyer.

         9.2 Notice of Change in Circumstances. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller becomes aware subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this Section 9.2 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

         9.3 No Defaults; Maintenance of Property. Seller shall not default with respect to the performance of any obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to the Tenant Leases, the Service Contracts and any existing indebtedness relating to the Property. Seller shall operate and maintain the Property in accordance with Seller's past practice and all applicable Laws affecting the Property or any portion thereof.

         9.4 Exclusive Negotiations. Seller shall (i) remove the Property from the market, (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property, and (iii) advise Buyer of any material negotiations with current or potential tenants at the Property.

         9.5 Development Activities. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without the prior written consent of Buyer (which consent may be granted or withheld in Buyer's sole and absolute discretion, except with respect to the construction of improvements to the processing and manufacturing facility located on the first floor of the Building, in which event Buyer's consent may not be unreasonably withheld). Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

         9.6 No Pre-Paid Rent. Seller shall not accept any rent from any Tenant (or any new tenant under any new lease to which Buyer has consented) for more than one (1) month in advance of the payment date.

         9.7 Service, Management and Employment Contracts. Seller shall not enter into, extend, renew or replace any existing service, property management or employment contracts in respect of the Property without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion), unless the same shall be cancellable without penalty or premium, upon not more than thirty (30) days' notice from the owner of the Property and Seller shall immediately notify Buyer of any such entrance, extension, renewal or replacement

         9.8 New Leases. At Buyer's request, Seller shall advise Buyer of any and all material negotiations with current or potential tenants of the Property. Seller shall not enter into any new lease or extend any Lease without Buyer's prior written consent, which consent may be withheld in Buyer's sole and absolute discretion.

10.      RISK OF LOSS.

         10.1 Condemnation. If, prior to the Closing Date, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of such notice from Seller. Upon such termination, Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If any condemnation or eminent domain action is not material, or if Buyer does not elect to terminate this Agreement, Seller shall assign and turn over to Buyer, and, subject to the terms of the Lease, Buyer shall be entitled to receive and keep, all awards for the taking by condemnation or Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price. For purposes of this Section 10.1, a taking action shall be deemed to be material if the value of the property which is subject to such action equals or exceeds $100,000, or if such action otherwise has an adverse affect upon Buyer's intended use, operation or development of the Property.

         10.2 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire, hurricane, tornado or other casualty shall be borne and assumed by Seller. If, prior to Closing any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire, hurricane, tornado or other casualty, Seller shall immediately notify Buyer of such fact. In the event of a material casualty, Buyer and, so long as such casualty was not the result of the negligence or wilful misconduct of Seller, Seller, shall have the option to terminate this Agreement in accordance with the preceding section upon written notice to the other party given not later than thirty (30) days after receipt of any such notice from Seller. If the casualty is not material, or if Buyer and Seller do not elect to terminate this Agreement, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and any uninsured loss, and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If this Agreement is not terminated by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim. For purposes of this Section, a casualty shall be deemed to be material if the estimated cost to repair the same equals or exceeds $250,000.

11.      LIQUIDATED DAMAGES; SPECIFIC PERFORMANCE.

         11.1 Liquidated Damages. IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX. THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE SOLELY AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER'S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT. IN THE EVENT ESCROW FAILS TO CLOSE SOLELY AS A RESULT OF BUYER'S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND

SELLER ALL DOCUMENTS AND  INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, AND
(3) ESCROW AGENT SHALL DELIVER THE DEPOSIT (INCLUSIVE OF INTEREST AND DIVIDENDS EARNED THEREON) THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER'S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 11.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.


    /s/ JRG                                                          /s/ AG
-----------------                                               ----------------
Seller's Initials                                               Buyer's Initials


         11.2 Default by Seller. In the event that the Closing of the transaction contemplated in this Agreement does not occur by reason of any default by Seller, then (i) Escrow Agent shall return the Deposit to Buyer and
(ii) Buyer shall be entitled to pursue any remedy available to it hereunder, at law or in equity, other than the specific performance of this Agreement; provided, however, that in the event that Seller's default hereunder is wilful and Buyer and Seller have agreed upon the form of Lease and the Loan Documents, Buyer shall also be entitled to pursue the specific performance of this Agreement.

12.      BROKERS.

Seller and Buyer each hereby represent, warrant to and agree with each other that there are no broker or finder fees or commissions payable in connection with the transaction contemplated hereby (including, without limitation, the Lease), other than those payable to John Burnham & Company which shall be paid by Seller in accordance with a separate agreement. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this
         Section 12. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this
         Section 12. The provisions of this Section 12 shall survive the Closing or earlier termination of this Agreement.

13.      CONFIDENTIALITY.

         13.1 Buyer. Buyer agrees that until the Closing, except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction and the documents and information supplied by Seller to Buyer, (b) disclose such information only to Buyer's agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, title company personnel and Tenants, with a need to know in connection with Buyer's review and consideration of the Property, provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer's control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller. Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys.

         13.2 Seller. Seller agrees that both prior to and after the Closing, except as otherwise provided herein (including the Estoppel Certificates) or required by law, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller's agents, employees, contractors, consultants or attorneys, as well as Tenants and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller's control) cause such confidence to be maintained. Disclosure of the pendency of this transaction by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.

14.      INDEMNIFICATION.

         Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, opera-tion or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 14 shall survive the Closing.

15.      MISCELLANEOUS PROVISIONS.

         15.1 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         15.2 Entire Agreement; Modifications; Waiver.

                  15.2.1 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith. Without limiting the foregoing, upon the execution of this Agreement, that certain Letter of Intent, dated November 6, 1997, between Buyer and Seller, shall terminate and be of no further force or effect.

                  15.2.2 Modification. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         15.3 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, by Federal Express (or other reputable overnight delivery service) by telex or telegram or by facsimile transmission.

         To Buyer:                      Alexandria Real Estate Equities, Inc.
                                        135 N. Los Robles Avenue, Suite 250
                                        Pasadena, California 91101
                                        Attention:  Corporate Secretary
                                        Telephone:  (818) 578-0777
                                        Facsimile:  (818) 578-0770

         With A Copy to:                Alexandria Real Estate Equities, Inc.
                                        11440 West Bernardo Court, Suite 170
                                        San Diego, California  92127
                                        Attention:  Gary A. Kreitzer, Esq.
                                        Telephone:  (619) 592-6801
                                        Facsimile:    (619) 592-6814

         With A Copy To:                Skadden, Arps, Slate, Meagher & Flom LLP
                                        300 South Grand Avenue, Suite 3400
                                        Los Angeles, California  90071
                                        Attention:  George M. Eshaghian, Esq.
                                        Telephone:  (213) 687-5215
                                        Facsimile:  (213) 687-5600

         To Seller:                     Matrix Pharmaceuticals, Inc.
                                        4757 Nexus Centre Drive
                                        San Diego, California 92121
                                        Attention:  Mr. Ron Lucas
                                        Telephone:  (619) 824-5121
                                        Facsimile:  (619) 643-5699

         With A Copy To:                Brobeck, Phlegar & Harrison LLP
                                        550 W. "C" Street, Suite 1300
                                        San Diego, California 92101
                                        Attention: Scott Biel, Esq.
                                        Telephone:  (619) 234-1966
                                        Facsimile:  (619) 234-3848

         To Escrow Agent:               Chicago Title Company
                                        925 "B" Street
                                        San Diego, California  92101
                                        Attention:  Ms. Lori Brandt
                                        Telephone:  (619) 544-6254
                                        Facsimile:  (619) 544-6229

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. Notices given by telex shall be deemed to be received when answered back; notices given by facsimile transmission shall be deemed to be received when confirmed; and all other Notices shall have been deemed to have been given when received.

         15.4  Expenses.  Subject to the allocation of Closing Costs provided in
Section 6.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

         15.5 Assignment.

                  15.5.1 Seller's Right to Assign. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without Buyer's prior written consent.

                  15.5.2 Buyer's Right to Assign. Except as otherwise provided in this Agreement, Buyer shall have the right, power, and authority to assign this Agreement (including, without limitation, an assignment for security purposes) or any portion of this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Seller's consent, to any entity or person controlling, controlled by or under common control with Buyer. Upon an assignment, Buyer shall be relieved of all obligations under this Agreement and the Escrow, except for its obligations under Section 4.1.1.5 hereof.

         15.6 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         15.7 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         15.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         15.9  Headings.   The  section  headings  of  this  Agreement  are  for
convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         15.10 Time of the Essence. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         15.11 Further Assistance. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

         15.12 Number and Gender. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

         15.13 Construction. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

         15.14 Post-Closing Access to Records. Upon receipt by Seller of Buyer's reasonable written request at anytime and from time to time within a period of one (1) year after the Closing, Seller shall make available (or cause its property manager or asset manager, as applicable, to make available) to Buyer and its accountants and designees, for inspection and copying during normal business hours and at Buyer's sole cost and expense, (i) all accounting records relating to the Property for the calendar year period ended December 31, 1997, and for the period(s) from January 1, 1998, through the Closing Date, including, without limitation, all general ledgers, cash receipts, cancelled checks and other accounting documents or information reasonably requested by Buyer and related to the Property, and (ii) all other records related to the Property, in either case whether in the possession or control of Seller or Seller's property manager, asset manager or other agent. In addition, in connection with any such accounting information, Seller shall provide Buyer and Buyer's accountants with a representation letter in form and substance customarily provided to certified public accountants when performing an audit in accordance with generally accepted auditing standards.

         15.15 Exhibits. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

         15.16 Attorneys' Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges and disbursements, and the fees and costs of expert witnesses.

         15.17 Business Days. As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         BUYER:

                                         ALEXANDRIA REAL ESTATE EQUITIES,
                                         INC., a Maryland corporation


Execution Date: February 5, 1998         By: /s/ Alan D. Gold
                                             -----------------------------------
                                              Name: Alan Gold
                                                    ----------------------------
                                              Its: President
                                                   -----------------------------


                                         SELLER:

                                         MATRIX PHARMACEUTICALS, INC.,
                                         a Delaware corporation


Execution Date: February 3, 1998         By: /s/ James R. Glynn
                                             -----------------------------------
                                              Name:    James R. Glynn
                                                    ----------------------------
                                              Its: Senior Vice President and CFO
                                                   -----------------------------


ESCROW AGENT:
The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY     Date: February 6, 1998


By: /s/ Lori Brandt
   -----------------------------
         Name:  Lori Brandt
              ------------------
         Its: Escrow Officer
              ------------------

                                LIST OF EXHIBITS


EXHIBIT "A-1"     LEGAL DESCRIPTION OF IMPROVED PARCEL
EXHIBIT "A-2"     LEGAL DESCRIPTION OF UNIMPROVED PARCEL
EXHIBIT "A-3"     EXCLUDED IMPROVEMENTS AND FIXTURES

EXHIBIT "B-1"     PERSONAL PROPERTY INVENTORY
EXHIBIT "B-2"     EXCLUDED PERSONAL PROPERTY

EXHIBIT "C"       SURVEYOR'S CERTIFICATE

EXHIBIT "D"       DEED

EXHIBIT "E"       PROPERTY QUESTIONNAIRE

EXHIBIT "F"       SELLER'S CERTIFICATE

EXHIBIT "G"       ASSIGNMENT OF LEASES

EXHIBIT "H"       BILL OF SALE AND ASSIGNMENT

EXHIBIT "I"       ESTOPPEL CERTIFICATE

EXHIBIT "J-1"     NONFOREIGN AFFIDAVIT
EXHIBIT "J-2"     FORM 590

EXHIBIT "K"       LEASE
EXHIBIT "K-1"     LEASE TERM SHEET

EXHIBIT "L"       LOAN TERM SHEET

EXHIBIT "M"       TENANT LEASES

EXHIBIT "N"       SERVICE CONTRACTS

EXHIBIT "O"       EMPLOYEES

EXHIBIT "P"       APPROVALS

                                  Exhibit "A-1"

                      LEGAL DESCRIPTION OF IMPROVED PARCEL


         Parcel 1 of Parcel Map 17892, in the City of San Diego, County of San Diego, State of California, according to Map filed in the Office of the County Recorder of San Diego County on August 6, 1997.

                                  Exhibit "A-2"

                     LEGAL DESCRIPTION OF UNIMPROVED PARCEL


         Parcel 2 of Parcel Map 17892, in the City of San Diego, County of San Diego, State of California, according to Map filed in the Office of the County Recorder of San Diego County on August 6, 1997.

                                  Exhibit "A-3"

                DESCRIPTION OF EXCLUDED IMPROVEMENTS AND FIXTURES

To be agreed upon by Buyer and Seller on or before the expiration of the Due Diligence Period.

                                  Exhibit "B-1"

                           PERSONAL PROPERTY INVENTORY


To be agreed upon by Buyer and Seller on or before the expiration of the Due Diligence Period.

                                  Exhibit "B-2"

                           EXCLUDED PERSONAL PROPERTY


To be agreed upon by Buyer and Seller on or before the expiration of the Due Diligence Period.

                                   Exhibit "C"

                             SURVEYOR'S CERTIFICATE


         The undersigned hereby certifies to: Alexandria Real Estate Equities, Inc.; and [TITLE COMPANY]; as of _______________as follows: that this survey was actually made upon the ground and was completed on_____________; that this survey and the other information, courses and distances shown thereon are accurate; that the title lines and lines of actual possession are the same; that the property description "closes" by mathematical calculation; that the land depicted on the survey forms one contiguous parcel, uninterrupted by any strips, gaps or gores; that this survey correctly shows the size, location and type of all buildings, structures and other improvements on the property and all are within the boundary lines and applicable setback lines (whether established by subdivision plat, recorded restrictions or applicable zoning or building codes) affecting the property; that there are no easements, rights-of-way or uses affecting the property known to the undersigned or appeared from a careful physical inspection of the same, other than those shown on the survey, together with the applicable recording references; that municipal water, sanitary sewer, telephone, electric and gas services for the operation of the property are present on the property or within adjacent public rights-of-way or recorded easements in the locations shown on the survey; that there are no party walls with or encroachments upon adjoining premises, streets or alleys by any of the buildings, structures or other improvements on the property, or encroachments upon or party walls with the property by any building, structure or other improvements situated upon any adjoining premises; that the buildings and other improvements on the property do not overhang or encroach upon any easements or rights-of-way of others; that all public streets necessary for access to the property have been completed and dedicated and there is direct access between such streets and the property; that the property contains _____________ square feet (__________acres) and is located in a zoning district classification of _____; that the property contains _____ ordinary parking spaces and ____ handicapped parking spaces, totaling _____ ordinary and handicapped parking spaces; that the property lies within a flood hazard area designated as Flood Zone ____, shown on special flood hazard map published by the Federal Emergency Management Agency; that the street address of the property is _______________;
that the property shown on this survey is the same property described in the following revised title insurance commitment:____________, Commitment Date:
______________; that the location of each easement, right-of-way over the land of others are required for (i) access to and egress from the parcel over a duly dedicated and accepted all-weather public street or highway, (ii) drainage of surface or other water off the parcel, (iii) any utilities which currently serve the parcel and the current improvements, or (iv) storm water and sanitary sewer facilities which serve the parcel and the current improvements; unless otherwise shown or detailed on the survey, the subject property does not serve any adjoining property for drainage utilities, parking, ingress or egress. This survey was made on the ground in accordance with the "Minimum Stan-dard Detail Requirements and Classification for Land Title Surveys" jointly established by ALTA and ACSM in 1992, and includes Items 1-4, 6-11 and 13, and meets the accuracy requirements of an Urban Survey, as defined therein. This survey also was made in accordance with the State of California Minimum Standards of Practice for Land Surveyors.

                                    Exhibit D

                                      DEED

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071
Attention:  George M. Eshaghian, Esq.

MAIL TAX STATEMENTS TO:
Alexandria Real Estate Equities, Inc.
11440 West Bernardo Court, Suite 170
San Diego, California 92127
Attention:  Property Manager

      ---------------------------------------------------------------------
                  Space above this line for Recorder's use only

                                   GRANT DEED

                                                         A.P.N. _______________
The undersigned Grantor declares:
Documentary transfer tax is not shown pursuant to R&T ss. 11932
         ( )    computed on full value of property conveyed, or
         ( )    computed  on full  value  less  value of liens and  encumbrances remaining at time of sale.
         ( )    Unincorporated area                   (x) City of San Diego, and

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, MATRIX PHARMACEUTICALS, INC., a Delaware corporation ("Grantor"), has granted, sold and conveyed, and by these presents does hereby grant, sell and convey, unto [ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation] ("Grantee"), that certain property located in the City and County of San Diego, State of California and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property").

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Property, subject only to non-delinquent taxes and assessments and the matters described on Exhibit "B" attached hereto and incorporated herein by this reference.

         IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed this ___ day of _________________, 1998.

                                            MATRIX PHARMACEUTICALS, INC.
                                            a Delaware corporation


                                            By:  _______________________________
                                                 Name:
                                                 Its:

STATE OF ___________________          )
                                      : ss.
COUNTY OF _________________           )


         On the  __ day of  _____________,  199__,  before  me,  _______________
___________________________________________________________, personally appeared
__________________________________________________________________________,  [ ]
personally known to me or o proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________
(SEAL)

                            Exhibit "A" to Grant Deed

                                LEGAL DESCRIPTION

                            Exhibit "B" to Grant Deed

                              PERMITTED EXCEPTIONS

                                   Exhibit "E"

                             PROPERTY QUESTIONNAIRE

                                    Attached.

                                   Exhibit "F"


                              SELLER'S CERTIFICATE

         The undersigned hereby certifies to ___________________("Buyer") that, as of the date hereof,

         (i) all of the representations, covenants and warranties of ____________________________. ("Seller") made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ___________, 1997 (the "Agreement"), between Seller and Alexandria Real Estate Equities, Inc. ("ARE") are true, accurate, correct and complete;

         (ii) all conditions to the Closing (as such term is defined in the Agreement) that Seller was to satisfy or perform have been satisfied and performed; and

         (iii) all conditions to the Closing that ARE or Buyer was to perform have been satisfied and performed.



Dated: _________, 199__                     ___________________________________,
                                            a ____________________________


                                            By:  _______________________________
                                            Name:
                                            Title:

                                   Exhibit "G"


                ASSIGNMENT OF LEASES AND TENANT SECURITY DEPOSITS

         THIS ASSIGNMENT OF LEASES AND TENANT SECURITY DEPOSITS ("Assignment") is made and entered into as of the ___ day of ___________, 19__, by and between _______________ ("Assignor"), and ______________ ("Assignee").


                                    RECITALS

         WHEREAS, Assignor, as landlord, has entered into those certain leases identified on Exhibit "A" attached hereto and incorporated herein by reference (collectively, together with all amendments, modifications, supplements, restatements and guarantees thereof which are identified on said Exhibit "A," the "Assumed Leases"), for certain property located in the City of _________, County of _________, State of _________;

         WHEREAS, Assignor and Alexandria Real Estate Equities, Inc., a Maryland corporation ("ARE"), have entered into that certain Purchase and Sale Agreement, dated as of _________ (as amended, the "Purchase Agreement");

         WHEREAS, pursuant to Section ____ of the Purchase Agreement, ARE has assigned its interest in the Purchase Agreement to Assignee; and

         WHEREAS, the Purchase Agreement requires Assignor and Assignee to execute this Assignment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

         2. Assignment and Assumption. From and after the date hereof for the remainder of the term of each of the Assumed Leases, Assignor hereby irrevocably assigns, sets over, transfers, grants, bargains and conveys to Assignee all of Assignor's right, title and interest in and to (i) the Assumed Leases and (ii) all security deposits made under the Assumed Leases (the "Security Deposits"). Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the Assumed Leases, the Security Deposits and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Assumed Leases and all of the obligations and liabilities, fixed and contingent, of

Assignor thereunder first accruing and arising from and after the date hereof with respect to the Assumed Leases and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which first accrue and arise from and after the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

         3. Indemnifications. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred or suffered by Assignee in connection with the Assumed Leases and arising or accruing prior to the date hereof. Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred or suffered by Assignor in connection with the Assumed Leases and first arising and accruing on or after the date hereof.

         4. General Provisions.

                  4.1. Successors. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  4.2 Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                  4.3. Governing Law. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

                  4.4 Construction with Respect to Principal Agreement. This Assignment is made pursuant to and governed by all of the terms, conditions, warranties, representations, disclaimers, indemnities and limitations of the Purchase Agreement, which are incorporated herein by this reference.

                  4.5 No Other Leases Assigned. Except for the Assumed Leases, Assignee has not assumed any obligations under or with respect to any other leases heretofore entered into with respect to the Property, including, without limitation, the Retained Leases, which obligations are retained by Assignor.

         IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                            ASSIGNOR:

                                            ____________________________________


                                            By:  _______________________________
                                            Name:
                                            Its:




                                            ASSIGNEE:

                                            ____________________________________


                                            By:  _______________________________
                                            Name:
                                            Its:

                                   Exhibit "H"

                           BILL OF SALE AND ASSIGNMENT

         THIS  BILL  OF SALE  AND  ASSIGNMENT  ("Bill  of  Sale")  is made as of
____________,  1997,  by  _______________,   a  _______________  ("Seller"),  to
_____________________, a ________________________ ("Buyer").


                                    RECITALS

         WHEREAS, Seller is the owner of that certain real property located in the County of ________________, State of ____________(the "Real Property"), as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference;

         WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement"), dated as of ___________, 1998, with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property; and

         WHEREAS, the Purchase Agreement requires Seller to convey all of Seller's right, title and interest in, to and under the Personal Property and the Intangible Property to Buyer.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

         1. Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

         2. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Buyer all of Seller's right, title and interest in and to:

                  a. all tangible personal property now or hereafter owned by Seller and located on or about the Land or Improvements or attached thereto or used in connection with the use, operation, maintenance or repair thereof (collectively, the "Personal Property"), including, without limitation, the personal property described on Exhibit B-1 attached hereto, but expressly excluding the personal property described on Exhibit B-2 attached hereto; and

                  b. all intangible property now or hereafter owned by Seller and used in connection with the Land, the Improvements or the Personal Property, including, without limitation, the Service Contracts identified on Schedule 1 attached hereto (the "Assumed Service Contracts"), building trademarks and trade names, transferable business licenses, permits, applications, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, all contract rights, books, records, reports, test results, environmental assessments, and other similar documents and materials relating to the use or operation, maintenance or repair of the Property or the construction or fabrication thereof, and all transferable utility contracts, but specifically excluding any intangible property exclusively related to the operation of Seller's business (collectively, the "Intangible Property" and, together with the Personal Property, the "Property").

         3. Buyer hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Assumed Service Contracts and all of the obligations and liabilities, fixed and contingent, of Seller thereunder accruing from and after the date hereof with respect thereto and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Seller thereunder, which accrue from the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Seller to be kept, performed and observed, from and after the date hereof.

         4. Seller represents and warrants that its title to the Property is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than the Permitted Exceptions.

         5. Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the Property and arising prior to the Closing. Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Seller in connection with the Property and arising on or after the Closing.

         6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         7. This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

                                            SELLER:

                                            _________________________________, a
                                            _________________________________

                                            By:______________________________

                                            Its:_____________________________

                                   Exhibit "I"

                              ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________, 19__, is executed by ("Tenant") in favor of Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its nominees, designees and assigns (collectively, "Buyer").


                                    RECITALS

         A. Buyer and ____________ ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _________, 19__ (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of _________, County of _________, State of _________, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "Property").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ___________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Buyer will rely on the representations and agreements below.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

         Section 1.  Lease.

         Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
________________________________________________________________________________
________________________________________________________________________________
(If  none, please state "None.")

         Section 2.  Leased Premises.

         Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately _______________ (________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

         Section 3.  Full Force of Lease.

         The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

                  Section 4.  Complete Agreement.

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

         Section 5.  Acceptance of Leased Premises.

         Tenant has accepted possession and is currently occupying the Leased Premises.

         Section 6.  Lease Term.

         The term of the Lease commenced on ______________ and ends on _______________, subject to the following options to extend: ___________________
_______________________________________________.
(If none, please state "None.")

         Section 7.  Purchase Rights.

         Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows: ________
________________________________________________________________________________
_____________________.
(If none, please state "None.")

         Section 8.  Rights of Tenant.

         Except as expressly stated in this Certificate, Tenant:

         (a)  has no right to renew or extend the term of the Lease;

         (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

         (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

         Section 9.  Rent.

         (a)  The   obligation  to  pay  rent  under  the  Lease   commenced  on
___________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of ___________________ Dollars ($__________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: ______________________________
_______________________________________________.
(If none, please state "None.")

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is __________ percent ( %) and is currently being paid at the rate of _____________________ Dollars ($__________) per month, payable to: _____________
_______________________________________________.

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: _______________________________________________________________________
_______________________________________________.
(If none, please state "None.")

         Section 10.  Security Deposit.

         The amount of Tenant's security deposit held by Landlord under the Lease is _________________ Dollars ($ __________).

         Section 11.  Prepaid Rent.

         The amount of prepaid rent, separate from the security deposit, is __________________________ Dollars ($___________), covering the period from to .

         Section 12.  Insurance.

         All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

         Section 13.  Pending Actions.

         There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

         Section 14.  Tenant Improvements.

         As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:__________________________________
_______________________________________________________________________________.
(If none, please state "None.")

         Section 15.  Assignments by Landlord.

         Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

         Section 16.  Assignments by Tenant.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

         Section 17.  Environmental Matters.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

         Section 18.  Succession of Interest.

         Tenant agrees that, in the event Buyer succeeds to interest of Landlord under the Lease:

         (a) Buyer shall not be liable for any act or omission of any prior landlord (including Landlord);

         (b) Buyer shall not be liable for the return of any security deposit;

         (c) Buyer shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

         (d) Buyer shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer;

         (e) Buyer shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

         (f) Buyer shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer's interest in the Property.

         Section 19.  Notice of Default.

         Tenant agrees to give Buyer a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty
(60) day period shall be extended so long as Buyer has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

         Section 20.  Notification by Tenant.

         From the date of this Certificate and continuing until ____________, Tenant agrees to immediately notify Buyer, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

         If To Buyer:               Alexandria Real Estate Equities, Inc.
                                    135 N. Los Robles Avenue, Suite 250
                                    Pasadena, California 91101
                                    Attention:  Corporate Secretary

         With A Copy To:            Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California 90071
                                    Attention: George M. Eshaghian

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

         Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                    TENANT

                                     ___________________________________________


                                    By:     _______________________________
                                            Name:
                                            Its:

                                  Exhibit "J-1"

                              NONFOREIGN AFFIDAVIT

                  1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

                  2. In order to inform Alexandria Real Estate Equities, Inc., a Maryland corporation, and its nominees, designees and assigns (collectively, the "Transferee"), that withholding of tax is not required upon the disposition by ___________________ (the "Transferor"), of the United States real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:

                  a. The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the IRC and the Income Tax Regulations).

                  b. Transferor's federal taxpayer identification number is:

                           ______________________________.

                  c.       Transferor's address is:

                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________

                  3. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

                  Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

         Executed this __ day of ________, 19__ at .


                                     TRANSFEROR

                                     ___________________________________________


                                    By:     _______________________________
                                            Name:
                                            Its:

                                  Exhibit "J-2"

                                    FORM 590

                                    Attached.

                                   Exhibit "K"

                                      LEASE

                                    Attached

                                  Exhibit "K-1"

                                LEASE TERM SHEET


Lessor:                   Alexandria Real Estate Equities, Inc. or its assignee

Lessee:                   Matrix Pharmaceuticals, Inc.

Rentable Square Footage:  67,050 square feet (approximately)

Initial Base Rent:        $1,920,000  per  year,  payable  in  advance  in equal
                          monthly installments

Escalation of Base Rent:  The  Base  Rent  shall  increase  on the  fifth  (5th)
                          anniversary of the Lease Commencement Date by an amount equal to the cumulative increase in the Consumer Price Index for San Diego metropolitan statistical area ("Index") for the previous fifth (5) years but not less than 2% and not more than 4% for any given year during the initial five (5) year period. Thereafter, the Base Rent, including renewal periods, shall increase every three (3) years by an amount equal to the cumulative increases in the Index for the previous three (3) years, but not less than 2% and not more than 4% for any given year during the three year period.

Security Deposit:         $2,580,000  to be deposited  with Lessor in cash or an
                          acceptable letter of credit in a form and with a financial institution normally acceptable to Lessee and Lessor ("Letter of Credit").

                          Percentage Reduction Amount       Mileage Event
                          ---------------------------       -------------
                          25%                               Lessee    to    have
                                                            completed  strategic
                                                            alliances  or  joint
                                                            ventures    with   a
                                                            cumulative  value in
                                                            excess     of    $10
                                                            million (value equal
                                                            to up front payments
                                                            plus       milestone
                                                            payments).

                          25%                               Lessee     corporate
                                                            sales from  products
                                                            exceed $10 million.


Initial Lease Term:       13 years

Options to Extend:        Upon at  least  one  year's  prior  notice,  five  (5)
                          consecutive five (5) year options to extend the term at a mutually acceptable rent on the commencement date of each such renewal term.

Late Charges:             3% of the amount delinquent, if any amount is not paid
                          within 10 days from the date notice of delinquency is given to Lessee.

Expenses:                 Absolute  net:  Lessee  shall be  responsible  for the
                          entire cost of maintaining and improving the Property,
                          which   shall   include,   without   limitation,   all
                          maintenance,    upkeep,    cleaning,    repairs,   and
                          replacements  of all  improvements  at  the  Property,
                          structural, and non-structural,  all real and personal
                          property taxes,  assessments  and bonds  pertaining to
                          the   Property,   public   Liability,   environmental,
                          earthquake and property damage insurance premiums, all utilities and related services rendered or furnished to the Property such as electricity, water, sewer, heat, air, telephone, refuse and gas, and all related charges and deposits, and costs of any tenant or other capital improvements to the Property, as well as the cost of property management which shall equal $2,000 per month.

Subleases:                Lessee shall  execute a present  assignment  of leases
                          and rents to Lessor whereby Lessee shall continue as the Lessor ("Master Lessor") under the existing leases to Advanced Tissue Sciences, Inc. and lessees of rooftop space for antenna purposes (collectively, the "Subleases"). The Subleases shall be subordinated to Lessor's interest in the Property and the sublessees shall attorn to Lessor. Upon any default by Lessee under the Lease such Subleases shall make all rent payments directly to Lessor.

Repurchase Rights:        Option (A). Right of First Offer. Provided that Lessee
                          is not then in default  under the Lease,  in the event
                          Lessor   determines   that  it  intends  to  sell  the
                          Property, it shall give Lessee at least 10 days' prior
                          written  notice  of such  intent  ("Lessor's  Notice")
                          prior to  actively  marketing  the  Property  to third
                          parties,  and Lessee may elect, by delivery of written
                          notice to Lessor  ("Lessee's  Notice")  within 10 days
                          after receipt of Lessor's Notice, to negotiate for the
                          acquisition of the Property.  If Lessee so elects, the
                          parties shall meet and negotiate in good faith for the
                          purchase  and sale of the  Property for a period of 30
                          days  following  delivery of Lessor's  Notice.  In the
                          event that  Lessor and Lessee are unable to agree upon
                          the terms of the sale  within said 30 day period or in
                          the  event  that  Lessee  does  not  deliver  Lessee's
                          Notice,  then Lessor  shall be entitled to  thereafter
                          sell  the  Property  to
                          any  third  party  purchaser,  provided  that any such
                          purchaser  shall  acquire  the  Property   subject  to
                          Lessee's right of first offer.

                          (B). Certain Terms of Sale. Any purchase and sale pursuant to Lessee's right of first offer shall be handled by Holder. The transaction shall close no sooner than nine (9) and no later than twelve (12) months after Lessee's written notification of election to exercise right of first offer unless otherwise mutually agreed in writing. The right of first offer shall terminate at the end of the Lease term and any extensions.

Indemnification:          Lessee to provide  Lessor with full  indemnifications,
                          including  without  limitations   indemnification  for
                          damages suffered by reason of hazardous materials utilized by Lessee.

                                   Exhibit "L"

                                 LOAN TERM SHEET


Lender:                   Alexandria Real Estate Equities, Inc. or its assigns.

Borrower:                 Matrix Pharmaceuticals, Inc.

Loan Amount:              $6,000,000

Interest Rate:            11%

Payment Terms:            Interest  only  payable in  advance  in equal  monthly
                          installments ($660,000 per annum).

Term:                     4 years

Conversion Event:         The loan shall be reduced in $3,000,000 increments and
                          shall convert into lease payments upon achievement of the following milestone events.

                          1. Borrower to have completed strategic alliances or joint ventures with a cumulative value in excess of $10 million (value equal to up front payments plus milestone payments);

                          2a. Borrower corporate sales from products exceed $10 million; or

                          2b. Borrower to have completed strategic alliances or joint ventures with cumulative value in excess of $15 million.
                          ______________________________________________________

Conversion Lease Terms for each $3,000,000 reduction increment:

     Initial Base Rent:   $330,000 per year, payable in advance in equal monthly
                          installments, subject to escalation on the same terms and time periods as provided in the Lease.

     Other Lease Terms:   All other terms and conditions of Lease apply.

Default: A default under the loan shall be a default under the Lease.

Security:                 Borrower's manufacturing related building improvements
                          and fixtures.

                                   Exhibit "M"

                                  TENANT LEASES

                                    Attached

                                   Exhibit "N"

                                SERVICE CONTRACTS

                                    Attached

                                   Exhibit "O"

                                    EMPLOYEES

                                      None.

                                   Exhibit "P"

                                    APPROVALS

                                    Attached.